OCZ Technology Group Reports Fiscal 2011 First Quarter Results

SSD Revenue Exceeds Expectations at $13.3 Million; Gross Margins Increase

Company’s Conference Call Tuesday, June 29, at 5:00 PM EDT (2:00 PM PDT)

San Jose, CA—June 29, 2010—OCZ Technology Group, Inc. (NASDAQ: OCZ), a leading provider of high-performance solid-state drives (SSDs) and memory modules for computing devices and systems, reports its first quarter 2011 results, which ended on May 31, 2010.

Net revenue for Q1'11 totaled $34.3 million, up 6% sequentially over Q4’10 revenue of $32.4 million and, with the strategy shift away from legacy DRAM memory modules, was down 4% from the $35.8 million reported in last year’s first quarter. SSD revenue reached a record $13.3 million in Q1’11, representing a 27% increase over Q1’10 while memory module revenue decreased 13% to $15.0 million versus $17.4 million last year.

During the quarter, the Company raised $13.9 million (net of costs) of private placement of equity with several institutional shareholders.  The resulting increase in working capital allowed the company to take on more business, which had a positive effect on SSD revenues by late May.

Reporting on a GAAP basis, net income for Q1'11 was a loss of $4.8 million, or $0.19 per diluted share. This compares to a GAAP net loss of $4.3 million, or $0.20 per share, in Q1'10.

Non-GAAP net loss for Q1'11 was $2.7 million, or $0.11 per diluted share, as compared to a non-GAAP net loss for Q1'10 of $4.1 million, or $0.19 per share. Reconciliation between GAAP and non-GAAP information is contained in the tables below.

Financial Highlights

•	SSD revenue increased to $13.3 million in Q1’11, representing 39% of revenue compared to $10.4 million or 29% of revenue in Q1’10.
•	Non-GAAP revenue in Q1’11 was $34.6 million, which slightly exceeded expectations
•	Non-GAAP gross margin increased by 46% to 15.0% in Q1’11 from 10.3% in Q1’10
•	Non-GAAP net loss decreased by 32% to $2.7million in Q1’11 from 4.1 million in Q1’10
•	Operating expenses decreased to $7.6 million in Q1’11 from $7.9 million last year, while R&D continued to grow as the Company shifts its focus to SSDs
•	Additional working capital from the private placement allowed the company to accelerate its business strategy shift from lower margin legacy DRAM module business to SSDs

Recent Business Highlights:

•	Over 20 new design wins with OEM clients for enterprise SSD products in Q1’11
•	Expanded Bell Micro relationship to include the German and UK markets; focused on increasing market penetration of Enterprise SSDs into Europe
•	Qualified SSDs with Adaptec MaxIQ Caching Solutions for enterprise applications

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•	Expanded line of Deneva Enterprise SSDs, in FC, SAS, iSCSI and SATA interfaces with formats from 1.8” to 3.5”, which produce up to 50K small file IOPS
•	Won over 25 product quality and performance awards for our Vertex 2 and 2E SSDs
•	Demonstrated proprietary high speed data link (HSDL) with interface speeds more than 3 times that of SAS and FC interfaces in its first generation
•	Announced full support of 34nm eMLC NAND FLASH for tier one enterprise storage applications at costs less than half of current SLC NAND based SSD solutions with similar durability
•	Entered mass production with 480GB small format (2.5 inch) Vertex and Deneva series products.

Business Overview:

“We are pleased with the record SSD results we generated in the first quarter,” said Ryan Petersen, Chief Executive Officer of OCZ Technology. “The $13.9 million net capital raise will help drive improved execution for the balance of the year. We were able to increase our working capital, improve gross margins and implement our strategy of expanding our enterprise SSD client base.

Mr. Petersen concluded, “Industry analysts continue to regard the SSD market as a ‘once in a generation’ disruptive technology with strong growth potential for the years ahead as both business and consumers make the switch from traditional spinning mechanical hard drives. The market for SSD products is predicted by IDC to increase from just $1.1 billion in 2009 to over $5 billion in 2013, and we feel confident in our ability to compete on a long-term basis in this market.”

Revenue Information:

To help investors better understand OCZ’s historical revenue trends and rapid transition from its historical high performance memory business to its SSD product line, please see the  revenue chart  below:

Segmented Net Revenue ($000)’s (GAAP-Unaudited)
	Q2 '09	Q3 '09	Q4 '09	Q1 '10	Q2 '10	Q3 '10	Q4 '10	Q1 '11
SSD	4,550	2,161	5,114	10,485	11,146	9,756	12,123	13,349
Memory	26,276	22,043	24,222	17,363	17,342	21,281	15,529	15,032
PSU / Other	11,033	11,025	11,782	7,923	9,308	6,987	4,716	5,906
Total Net revenues	41,859	35,229	41,118	35,771	37,796	38,024	32,368	34,287

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Guidance:

For fiscal 2011, OCZ’s prior revenue guidance was in the range of $200 million to $215 million, with growth primarily in the SSD product lines. OCZ now guides toward the upper end of that range and also anticipates achieving positive non-GAAP EBITDA in 2H’11.

Conference Call:

OCZ will host its fiscal 2011 first quarter conference call for the period ended May 31, 2010 on Tuesday, June 29 at 5:00 PM EDT (2:00 PM PDT). Ryan Petersen, CEO, Kerry Smith, CFO, and Arthur Knapp, VP of Finance, will review the company's  results on the call.

All interested parties can join the call by dialing 877-372-0867 or 253-237-1170. Please call-in 15 minutes prior to the call to secure a line. The conference call will be archived for replay until midnight Tuesday, July 6, 2010. To access the archived conference call, please dial 800-642-1687 or 706-645-9291 and enter replay passcode 83335488.

A live audio webcast of the conference call will be available by visiting the investor relations section of the OCZ website at www.ocztechnology.com. Please connect at least 15 minutes prior to the conference call to ensure adequate time for connection.

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (“OCZ”) is a leader in the design, manufacturing, and distribution of high performance and reliable Solid State Drives (SSDs) and premium computer components. OCZ has built on its expertise in high-speed memory to become a leader in the SSD market, a technology that competes with traditional rotating magnetic hard disk drives (HDDs). SSDs are faster, more reliable, generate less heat and use significantly less power than the HDDs used in the majority of computers today. In addition to SSD technology, OCZ also offers high performance components for computing devices and systems, including enterprise-class power management products as well leading-edge computer gaming solutions. For more information, please visit: www.ocztechnology.com.

Forward-Looking Statements

Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ Technology Group, Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “will,” “would,” “expect,” “anticipate,” “should” or other similar words and phrases often identify forward-looking statements made on behalf of OCZ. It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, market acceptance of OCZ’s products and OCZ’s ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries OCZ serves, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; OCZ’s ability to efficiently manage material and inventory, including integrated circuit chip costs and freight costs; and OCZ’s ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs. Other general economic, business and financing conditions and factors are described in more detail in “Item 1A – Risk Factors” in Part I in OCZ’s Annual Report on Form 10-K filed with the SEC on May 20, 2010. The filing is available both at www.sec.gov as well as via OCZ’s website at www.ocztechnology.com. OCZ does not undertake to update its forward-looking statements.

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Non-GAAP Financial Measure
OCZ provides Adjusted EBITDA as a supplemental non-GAAP financial measure to its investors as a complement to net income/loss. An explanation and reconciliation of EBITDA to net income/loss is set forth below. OCZ believes that providing Adjusted EBITDA, a non-GAAP measure to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing OCZ's performance using a financial metric that the management team uses in making many key decisions and understanding how OCZ's "core operating performance" and its results of operations may look in the future. OCZ believes that providing this information allows OCZ's investors greater transparency and a better understanding of OCZ's core financial performance. EBITDA is not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Calculation of Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of taxes, net interest income/expense, depreciation and amortization, as well as inventory adjustments for discontinued products, severance cost, lease termination costs, goodwill and intangible impairment, non-cash charges related to stock options and warrants, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. OCZ uses Adjusted EBITDA in evaluating OCZ's historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from OCZ's core operations. OCZ believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. OCZ further believes that providing this information allows OCZ's investors greater transparency and a better understanding of OCZ's core financial results.

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Financial Results for the quarter ended May 31, 2010:

OCZ Technology Group, Inc.
Consolidated Statements of Operations
($ in thousands, except per share data)

	Three Months Ended
	May 31,
	2010	2009
	unaudited	unaudited

Net revenues	$34,283	$35,771
Cost of revenues	30,119	32,076
Gross profit	4,164	3,695

Sales and marketing	2,735	2,656
Research and development	1,564	1,490
General, administrative and operations	3,269	3,749
Total operating expenses	7,568	7,895
Operating income (loss)	(3,404)	(4,200)
Other income (expense) - net	(3)	134
Interest and financing costs	(542)	(253)
Adjustment to the fair value of common stock warrants	(899)	-
Income (loss) before imcome taxes	(4,848)	(4,319)

Income tax expense (benefit)	-	(1)
Net income (loss)	$(4,848)	$(4,318)

Net income (loss) per share:
Basic	$(0.19)	$(0.20)
Diluted	$(0.19)	$(0.20)

Shares used in per share computation:
Basic	25,180	21,300
Diluted	25,180	21,300

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OCZ Technology Group, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures--Unaudited
($ in thousands, except per share data)

	Three Months Ended May 31,
	2010				2009
	GAAP	Adj		non-GAAP	GAAP	Adj		non-GAAP

Net revenues	$34,283	$329	(a)	$34,612	$35,771	$-		$35,771
Cost of revenues	30,119	(693)	(a)	29,426	32,076	-		32,076
Gross profit	4,164			5,186	3,695			3,695

Gross margin %	12.1%			15.0%	10.3%			10.3%

Operating expenses	7,568	(184)	(b)	7,384	7,895	(255)	(b)	7,640

Operating income (loss)	(3,404)			(2,198)	(4,200)			(3,945)

Other income (expense) - net	(3)			(3)	134			134
Interest and financing costs	(542)			(542)	(253)			(253)
Adjustment to the fair value of common stock warrants	(899)	899	(c)	-	-	-		-

Income (loss) before income taxes	(4,848)			(2,743)	(4,319)			(4,064)

Income tax expense (benefit)	-			-	(1)			(1)
Net income (loss)	$(4,848)			$(2,743)	$(4,318)			$(4,063)

Net income (loss) per share:
Basic	$(0.19)			$(0.11)	$(0.20)			$(0.19)
Diluted	$(0.19)			$(0.11)	$(0.20)			$(0.19)

Shares used in per share computation:
Basic	25,180			25,180	21,300			21,300
Diluted	25,180			25,180	21,300			21,300

Calculation of GAAP and non-GAAP EBITDA:	Three Months Ended May 31, 2010		Three Months Ended May 31, 2009
	GAAP	non-GAAP	GAAP	non-GAAP

Net income (loss)	$(4,848)	$(2,743)	$(4,318)	$(4,063)

Income taxes	-	-	(1)	(1)
Interest and financing costs	542	542	253	253
Depreciation and amortization	260	260	233	233

EBITDA	$(4,046)	$(1,941)	$(3,833)	$(3,578)

Computational Notes:

(a)	Primarily represents abnormal rebates and lost margin on liquidation sales of discontinued products.

(b)	Stock based compensation

(c)	Non-cash charge for revaluation of warrants issued in connection with equity financing

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OCZ Technology Group, Inc.
Consolidated Balance Sheets
($ in thousands)

	May 31, 2010	February 28, 2010
	unaudited

ASSETS
Current Assets:
Cash and cash equivalents	$4,311	$1,224
Accounts receivable, net of allowances of $2,842 and $2,853	21,363	20,380
Inventory, net	13,573	9,846
Note receivable	375	375
Deferred tax asset, net	836	836
Prepaid expenses and other current assets	2,764	1,811
Total current assets	43,222	34,472
Property and equipment, net	2,560	2,629
Intangible asset	70	88
Goodwill	10,097	9,954
Investment	668	668
Other assets	48	38
Total assets	$56,665	$47,849

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Loans payable	$10,416	$10,354
Note payable	250	500
Accounts payable	25,825	26,318
Accrued and other liabilities	3,678	4,389
Total current liabilities	40,169	41,561
Common stock warrant liability	2,980
Total Liabilities	43,149	41,561

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, $0.0025 par value; 20,000,000 shares authorized; 0 and 60,990 shares issued and outstanding as of May 31, 2010 and February 28, 2010 respectively	-	-
Common stock, $0.0025 par value; 120,000,000 shares authorized; 26,522,748 and 21,278,643 shares issued and outstanding as of May 31, 2010 and February 28, 2010 respectively	66	53
Additional paid-in capital	43,925	31,862
Accumulated translation adjustment	(164)	(164)
Accumulated deficit	(30,311)	(25,463)
Total stockholders' equity	13,516	6,288
Total liabilities and stockholders' equity	$56,665	$47,849

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OCZ Technology Group, Inc.
Consolidated Statements of Cash Flow
($ in thousands)

	Three Months Ended
	May 31,
	2010	2009
	unaudited	unaudited

Cash flows from operating activities:
Net income	$(4,848)	$(4,318)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation of property and equipment	260	233
Amortization of intangibles	18	28
Bad debt expense	289	73
Stock-based compensation	184	255
Fair value adjustment of stock warrants	899	-
Non-cash write-off of leasehold improvements	-	102
Changes in operating assets and current liabilities:
Accounts receivable	(1,272)	3,086
Inventory	(3,727)	935
Prepaid expenses and other assets	(953)	346
Accounts payable	(493)	(40)
Accrued and other liabilities	(711)	641
Net cash provided by (used in) operating activities	(10,354)	1,341

Cash flows from investing activities:
Purchases of property and equipment	(191)	(275)
Decrease (increase) in deposits	(10)	39
Business acquisition earn out payments	(143)	(116)
Net cash used in investing activities	(344)	(352)

Cash flows from financing activities:
Issurance of common stock	13,973	8
Proceeds from bank loan, net	62	(874)
Repayment of shareholder loan	(250)	-
Net cash provided by financing activities	13,785	(866)

Effect of foreign exchange rate changes on cash and cash equivalents	-	(50)
Net increase (decrease) in cash and cash equivalents	3,087	73
Cash and cash equivalents at beginning of period	1,224	420
Cash and cash equivalents at end of period	$4,311	$493

Supplemental disclosures:
Interest paid	$267	$161
Income taxes paid	$-	$-

Contact:

OCZ Technology Group, Inc.
Ryan Petersen, CEO, 408-733-8400
or
The Investor Relations Group
Investor Relations:
Adam Holdsworth, 212-825-3210
Public Relations:
Mike Graff, 212-825-3210

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